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                                                                   Exhibit 10.57

                                     WAIVER


     THIS WAIVER (this "Waiver") is made as of July 20,1998 by and between Lam Research Co., Ltd., a Japanese corporation (the "Borrower"), Lam Research Corporation, a Delaware corporation (the "Guarantor"), and The Sakura Bank, Limited, a Japanese banking corporation (the "Lender").

     WHEREAS, the Guarantor and the Lender are parties to that certain Continuing Guaranty dated as of June 26, 1996, as amended (the "Guaranty");

     WHEREAS, the Borrower and the Lender are parties to that certain Term Loan Agreement dated as of June 26,1996, as amended (the "Loan Agreement"; terms defined in the Loan Agreement are used herein as therein defined);

     WHEREAS, the Guarantor recently advised the Lender that the Guarantor may not be in compliance with certain financial covenants contained in the Guaranty for the period ending June 30, 1998 or during the period from June 30,1998;

     WHEREAS, the Lender is willing to waive the Guarantor's obligation to comply with such financial covenants on the terms and conditions set forth below;

     NOW, THEREFORE, the Lender hereby agrees as follows:

     1. Waiver. The Lender waives (i) the Guarantor's obligation to comply with, or cause compliance with, the financial covenant set forth in Section 3.1.2(b) for the period ending June 30, 1998 and (ii) the Guarantor's obligation to comply with, or cause compliance with, the financial covenant set forth in
Section 3.1.2(d) of the Guaranty during the period from and including June 30, 1998 to but excluding September 30, 1998; provided that, on September 30, 1998, the waivers set forth herein shall be deemed automatically rescinded, and the Lender may then exercise its rights and remedies under Article 7 of the Loan Agreement based on any non-compliance with such covenants for the period ending June30, 1998 (in the case of Section 3.1.2(b)) or during the period from June 30, 1998 to September 30, 1998 (in the case of Section 3.1.2(d)), notwithstanding the Guarantor's compliance with such covenants for any subsequent period or at any subsequent time, unless, on or prior to September 30, 1998, the outstanding principal of the Loan is prepaid in full, together with all accrued interest thereon, any Interest Rate Funding Costs payable as a result of such prepayment, and all other amounts then accrued or owing under the Loan Agreement.

     2. Governing Law. This Waiver shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the parties hereto have cause this Waiver to be executed by their respective officers thereunto duly authorized as of the date first written above.

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                                      The Sakura Bank, Limited
                                      By:    [signed]
                                      Name:  YASUMASA KIKUCHI
                                      Title: Senior Vice President


Agreed to and accepted:

Lam Research Corporation

By:      [signed]
Name:    Craig Garber
Title:   Treasurer and Vice President, Corporate Finance

Lam Research Co., Ltd. ___________
     229-1105
By:      [signed]
Name:    Yoichi Sunakane
Title:   President